EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2006, relating to the consolidated financial statements and the financial statement schedule, which appear in the 2005 Annual Report to Shareholders, which is incorporated by reference in Madison Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, IL

June 27, 2006